UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

Navteq Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NAVTEQ CORPORATION

425 West Randolph Street

Chicago, Illinois 60606

November 27, 2007

Dear Stockholder:

We have previously sent to you proxy material for the Special Meeting of Stockholders of NAVTEQ Corporation, to be held on December 12, 2007.  At the Special Meeting, you are being asked to consider and vote upon a proposal to adopt an Agreement and Plan of Merger, dated as of October 1, 2007, by and among Nokia Inc., North Acquisition Corp., Nokia Corporation and NAVTEQ.  Your board of directors unanimously recommends that you vote FOR the adoption of the merger agreement and FOR any proposal to adjourn the special meeting to a later date to solicit additional proxies in favor of the adoption of the merger agreement in the event that there are not sufficient votes represented at the special meeting to adopt the merger agreement.

Since adoption of the merger agreement requires the affirmative vote of a majority of the outstanding shares, your vote is important, no matter how many or how few shares you may own.  Please vote TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.

Very truly yours,

Judson C. Green

President and Chief Executive Officer

REMEMBER:

You can vote your shares by telephone, or via the Internet.

Please follow the easy instructions on the enclosed card.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at (877) 800-5187

Additional Information and Where to Find It

NAVTEQ filed a definitive proxy statement with the Securities and Exchange Commission with respect to the proposed merger. The definitive proxy statement, was mailed to NAVTEQ stockholders on or about November 16, 2007 seeking their approval of the proposed merger. Investors and NAVTEQ stockholders are urged to read carefully the proxy statement before making any voting decision because it contains important information about the proposed merger. In addition, the proxy statement and other documents filed with the SEC by NAVTEQ may be obtained free of charge from NAVTEQ’s website at www.NAVTEQ.com or by directing a request to NAVTEQ , 425 W. Randolph St., Chicago, IL 60606, Attention: Investor Relations, telephone: (312) 894-7500.

NAVTEQ and certain of its executive officers, directors and other employees may be deemed to be participants in the solicitation of proxies from NAVTEQ’s stockholders in connection with the proposed merger. Information about the executive officers, directors and other employees of NAVTEQ and their direct or indirect interests, by security holdings or otherwise, in the merger is set forth in the proxy statement and is also included in NAVTEQ’s proxy statement for its 2007 Annual Meeting, which was filed with the SEC on April 10, 2007 and Annual Report on form 10-K for the year ended December 31, 2006. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at NAVTEQ as described above.